Exhibit 10.14

Execution Version

GENERAL SECURITY AGREEMENT

THIS AGREEMENT is made as of June 14, 2006.

TO:	BANK OF MONTREAL, as Canadian Agent for itself and the other

Lenders

(the “Lender”)

100 King Street West, 21st floor, First Canadian Place
Toronto, Ontario, MSX 1A1

GRANTED BY:	ALAMO RENT-A-CAR (CANADA), INC.

(the “Grantor”)

having its principal office or place of business at:

280 Attwell Drive, Etobicoke, Ontario, Canada M9W 5B2

RECITALS

A.            National Car Rental (Canada) Inc. and the Lender are, with other persons, parties to the Credit Agreement (as defined below).

B.            The Grantor has entered into a Guarantee and Collateral Agreement (as defined below) in favour of Goldman Sachs Credit Partners L.P., as Administrative Agent under the Credit Agreement.

C.            The Grantor is entering into this Agreement as security for the payment and performance of the Obligations (as defined below).

ARTICLE 1

DEFINITIONS

1.1          Defined Terms

Unless the context otherwise requires or unless otherwise specified, all the terms used in this Agreement without initial capitals which are defined in the Personal Property Security Act (Ontario) (the “PPSA”), have the same meanings in this Agreement as in the PPSA.

1.2          Definitions

Wherever used in this Agreement, the following words and terms have the meanings set out below:

ALAMO RENT-A-CAR (CANADA), INC. GSA

“Account Debtor” means any Person who becomes obligated to the Grantor under, with respect to, or on account of, an Account Receivable;

“Accounts Receivable” means all “accounts”, as such term is defined in the PPSA, now or in the future owned by the Grantor, and includes without limitation, all accounts receivable, other receivables, book debts, claims and other forms of monetary obligation now or in the future owned, received or acquired by, or belonging or owing to, the Grantor, whether arising out of goods sold or services rendered by it, or from any other transaction, and “Account Receivable” means any one of them;

“Business Day” means any day, other than a Saturday or Sunday, on which the Bank of Montreal in Toronto is open for commercial banking business during normal banking hours;

“Chattel Paper” means all or any part of any present or future interest of the Grantor in chattel paper;

“Contracts” means any contracts, agreements, indentures, licences, commitments, entitlements, engagements or other arrangements, whether written or unwritten, to which the Grantor is now or subsequently a party or has a benefit, right, or in which the Grantor now or subsequently has an interest;

“Credit Agreement” means the agreement dated as of June 14, 2006 among, inter alia, National Car Rental (Canada) Inc., as Canadian Borrower, various lenders, J.P. Morgan Securities Inc., and Lehman Brothers Inc., as Joint Lead Arrangers and Joint Bookrunners, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Lehman Commercial Paper Inc., Bank of Montreal and Wachovia Bank, N.A., as Co-Documentation Agents, and Goldman Sachs Credit Partners L.P., as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

“Documents of Title” means all or any part of any documents of title, whether negotiable or non-negotiable, including, without limitation, all warehouse receipts and bills of lading, in which the Grantor now or subsequently has an interest;

“Equipment” means all goods in which the Grantor now or subsequently has an interest other than Inventory or consumer goods and any part of such Inventory or consumer goods, including, without limitation, all tools, apparatus, fixtures, plant, machinery and furniture;

“Guarantee and Collateral Agreement” means the agreement dated as of June 14, 2006 given by Vanguard Car Rental USA Holdings Inc., as US Borrower, and each Guarantor (as such term is defined in the Credit Agreement), as amended, supplemented or otherwise modified from time to time.

“Instruments” means all or any part of any letters of credit, advices of credit, electronic notation held at CDS and other instruments in which the Grantor now or subsequently has an interest;

“Intangibles” means all intangible property of whatever kind in which the Grantor now or subsequently has an interest, including, without limitation, all of the Grantor’s rights under Contracts, Intellectual Property Rights, Technical Information, permits, quotas;

“Intellectual Property Rights” means all trade-marks, trade-names, brands, trade dress, business names, uniform resource locators (“URL”), domain names, tag lines, designs, graphics, logos and other commercial symbols and indicia of origin, goodwill, patents and inventions, copyrights, industrial designs, and other intellectual property rights, whether registered or not or the subject of a pending application for registration, owned by or licensed to the Grantor;

“Inventory” means all inventory (as defined in the PPSA), including without limitation, raw materials, works-in-progress, finished goods and by-products, spare parts, operating supplies, packing, shipping and packaging materials of or relating to the business of the Grantor;

“Liens” means mortgages, pledges, liens, hypothecs, charges, security agreements or other encumbrances or other arrangements that in substance secure payment or performance of an obligation, statutory and other non-consensual liens or encumbrances and includes lease, title retention agreements, restrictions, development or similar agreements, rights-of-way, title defect, adverse claims or interests, trusts or deemed trusts, options to acquire or the interests of a vendor or lessor under any conditional sale agreement or capital lease, and “Lien” means any one of such Liens;

“Money” means all or any part of any money in which the Grantor now or subsequently has an interest;

“Obligations” has the meaning specified in Section 3.1;

“Permitted Liens” means those liens which are permitted in accordance with s.7.3 of the Credit Agreement;

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, court, and where the context requires, any of them when they are acting as trustee, executor, administrator or other legal representative;

“Proceeds” means all proceeds and personal property in any form derived directly or indirectly from any dealing with all or any part of the Secured Property and any insurance or payment that indemnifies or compensates for such property lost, damaged or destroyed, and proceeds of proceeds and any part of any such proceeds;

“Secured Property” means all of the Grantor’s undertaking, property and assets, now owned or subsequently acquired, including, without limitation, all personal property, Accounts, Chattel Paper, Contracts, Documents of Title, Equipment, Intangibles, Instruments, Inventory, Money, Securities and Proceeds, together with all increases, additions and accessions to any of them, and all substitutions or any replacements of any of them;

“Securities” means all or any part of any shares, limited partnership units, trust units, stock, warrants, bonds, debentures, debenture stock and other security in which the Grantor now or subsequently has an interest;

“Security Interest” means the security interest granted under Section 2.1;

“Technical Information” means all know-how and information owned by or licensed to the Grantor, confidential or otherwise, including, without limitation, and any information of a scientific, technical, financial or business nature regardless of its form.

1.3          Certain Rules of Interpretation

In this Agreement:

(a)                                  Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the law of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(b)                                 Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(c)                                  Including - Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(d)                                 No Strict Construction - The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e)                                  Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(f)                                    Severability - If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(g)                                 Statutory references - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements, supersedes or succeeds any such statute or any such regulation.

(h)                                 Time - Time is of the essence in the performance of the parties’ respective obligations.

(i)                                     References to Agreements - The term “this Agreement” refers to this agreement including all schedules, amendments, supplements, extensions, renewals, replacements, novations or restatements from time to time, in each case as permitted, and references to “Articles” or “Sections” means the specified Articles or Sections of this Agreement.

(j)                                     Paramountcy - If there is a conflict, inconsistency, ambiguity or difference between any provision of this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall prevail, and such provision of this Agreement be amended to the extent only to eliminate any such conflict, inconsistency, ambiguity or difference. Any right or remedy in this Agreement which may be in addition to the rights and remedies contained in the Credit Agreement shall not constitute a conflict, inconsistency, ambiguity or difference.

1.4          Entire Agreement

This Agreement and the Credit Agreement and the agreements and other documents required to be delivered pursuant to this Agreement and the Credit Agreement, constitute the entire agreement between the parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Credit Agreement and any document required to be delivered pursuant to this Agreement.

ARTICLE 2

SECURITY INTERESTS

2.1          Security Interest

As continuing security for the repayment and the performance of each of the Obligations of the Grantor to the Lender, the Grantor grants to the Lender a continuing, specific and fixed security interest in all of the Grantor’s property, assets, rights and undertaking of every nature and kind, now owned or subsequently acquired and at any time and from time to time existing or in which the Grantor has or acquires an interest, wherever situate, including, without limitation, all of the Secured Property.

2.2          Fixed Nature of Security Interests

The Security Interest is intended to operate as a fixed and specific charge of all of the Secured Property presently existing, and with respect to all future Secured Property, to operate as a fixed and specific charge of such future Secured Property.

2.3          Attachment

The Grantor acknowledges that value has been given. The Security Interest is intended to attach, as to all of the Secured Property, upon the execution by the Grantor of this Agreement.

2.4          Leases

The last day of any term reserved by any lease, written or unwritten, or any agreement to lease, now held or subsequently acquired by the Grantor is excepted out of the Security Interests. As further security for the payment of the Obligations, the Grantor agrees that it will stand possessed of the reversion of such last day of the term and shall hold it in trust for the Lender for the purpose of this Agreement. The Grantor shall assign and dispose of the same in such manner as the Lender may from time to time direct in writing without cost or expense to the Lender. Upon any sale, assignment, sublease or other disposition of such lease or agreement to lease, the Lender shall, for the purpose of vesting the residue of any such term in any purchaser, sublessee or such other acquiror of the lease, agreement to lease or any interest in any of them, be entitled by deed or other written instrument to assign to such other person, the residue of any such term in place of the Grantor and to vest the residue freed and discharged from any obligation whatsoever respecting the same.

2.5          Consent

Nothing in this Agreement shall constitute an assignment or attempted assignment of any contract or agreement which by its provisions or by law is not assignable or which requires the consent of a third party to its assignment unless such consent has been obtained. In each such case, the Grantor shall, unless the Lender otherwise agrees in writing, promptly, upon written request by the Lender, attempt to obtain the consent of any necessary third party to its assignment under this Agreement and to its further assignment by the lender to any third party as a result of the exercise by the Lender of remedies after demand. Upon such consent being obtained or waived, this Agreement shall apply to the applicable contract or agreement without regard to this section and without the necessity of any further assurance to effect such assignment. Unless and until the consent to assignment is obtained as provided above, the Grantor shall, to the extent it may do so at law or pursuant to the provisions of the contract or interest in question hold all benefit to be derived from such contracts or agreements in trust for the Lender (including, without limitation, the Grantor’s beneficial interest in any contract or agreement which may be held in trust for the Grantor by a third party), as additional security for payment of Obligations and shall deliver up all such benefit to the Lender, promptly upon demand by the Lender.

ARTICLE 3

OBLIGATIONS SECURED

3.1          Obligations

The Secured Property constitutes and will constitute continuing security for the following obligations (the “Obligations”) of the Grantor to the Lender:

(a)                                  Indebtedness - The prompt payment, as and when due and payable, of all amounts now or subsequently owing by the Grantor to the Lender, including by way of guarantee or indemnity, matured or unmatured, direct, indirect or contingent, including any amendments, restatements, supplements, extensions, renewals and replacements of any such obligations; and

(b)                                 Performance of Agreements - The strict performance and observance by the Grantor of all agreements, warranties, representations, covenants and conditions of the Grantor made pursuant to this Agreement or any other agreement between the Grantor and the Lender, in each case as now in effect or as subsequently entered into, amended, restated, supplemented, renewed, extended or replaced from time to time.

ARTICLE 4

GRANTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1          Representations and Warranties

The Grantor represents and warrants to the Lender the matters set out below:

(a)                                  Registrations and Licenses - Neither the nature of its business nor the location or character of the assets owned or leased by it relating to its business requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction in Canada other than in the Provinces of Ontario, Quebec, Manitoba, Saskatchewan, British Columbia, Alberta, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland & Labrador, the Yukon Territory, Nunavut Territory and the Northwest Territories, where it is duly registered, licensed or otherwise qualified for such purpose and other than jurisdictions where the failure to be so registered licensed or otherwise qualified would not have a Material Adverse Effect on its business.

(b)                                 Ownership of Secured Property Free of Charges – The Grantor is the owner of or has rights in the Secured Property free and clear of all Liens whatsoever other than the Permitted Liens.

(c)                                  Maintain Perfected Security Interest - The Grantor will maintain the security interest created by this Agreement as a perfected security interest having a first priority security interest (with the exception of any Permitted Liens in accordance with the Credit Agreement) and shall defend such security interest against the claims and demands of all Persons whatsoever.

(d)                                 Account Debtor and Third Parties - each of the Accounts Receivable, Chattel Paper, Contracts and Instruments constituting Secured Property is genuine and enforceable in accordance with its terms against the applicable Account Debtor.

(e)                                  Amounts Due From Account Debtor - The amount represented by the Grantor to the Lender from time to time as owing by each Account Debtor or by all Account Debtors, to the best of the Grantor’s knowledge, is the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, save and except for normal cash discounts where applicable and a reasonable reserve for bad debts.

(f)            Place of Business of Grantor - The Grantor’s chief executive office is located at:

280 Attwell Drive

Etobicoke, ON M9W 5B2

CANADA

(g)                                 Reliance and Survival - All representations and warranties of the Grantor made in this Agreement or in any certificate or other document delivered by or on behalf of the Grantor to or for the benefit of the Lender are material, shall survive and shall not merge upon the execution and delivery of this Agreement and shall continue in full force and effect. The Lender shall be deemed to have relied upon such representations and warranties notwithstanding any investigation made by or on behalf of the Lender at any time.

4.2          Covenants

Unless compliance with the following covenants is waived by the Lender in writing or unless non-compliance with any such covenants is otherwise consented to by the Lender in writing, the Grantor covenants and agrees that:

(a)                                  Notification to Lender -The Grantor shall promptly notify the Lender of:

(i)                                     Claims and Liens - any claim or Lien, other than Permitted Liens, made or asserted against any of the Secured Property; and

(ii)                                  Proceedings - any suit, action or proceeding affecting any of the Secured Property or which could materially affect the Grantor;

(iii)                               Loss or Damage - all loss or damage to or loss of possession of all or any part of the Secured Property other than by disposition in accordance with the terms of this Agreement or the Credit Agreement; and

(iv)                              Account Debtor Non-Performance - any failure of any Account Debtor in payment or performance of obligations due to the Grantor which may materially affect the Secured Property;

and the Grantor shall, at its own expense, defend the Secured Property against any and all such claims, liens, charges, security interests or other encumbrances and against any and all such suits, actions or proceedings;

(b)                                 No Accessions or Fixtures - The Grantor shall prevent the Secured Property from becoming an accession to any property other than the Secured Property or from becoming a fixture unless the Security Interests rank prior to the interests of all other persons in the real property;

(c)                                  Changes and Other Names - The Grantor shall not (i) change its name as it appears in official filings in the jurisdiction of its organization; (ii) change its chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec), or corporate offices at which Secured Property is held or stored, or the location of its Books and Records, (iii) change the type of entity that it is; (v) change its jurisdiction of incorporation or organization;

(d)                                 No Consolidation/Amalgamation, etc. - The Grantor shall not enter into any corporate transaction (or series of transactions) whether by way of reconstruction, arrangement, reorganization, consolidation, amalgamation, wind-up, liquidation, dissolution, merger or otherwise, whereby all or substantially all of its undertaking and assets would become the Property of any other Person (such other Person or continuing corporation, “Successor Corporation”), and the Grantor shall not do any act or thing that would materially adversely affect its business, property, prospects or financial condition and shall not permit any corporation of which it is the majority shareholder to do any of the foregoing; and

(e)                                  Further Documentation - The Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing its assets and property and such other reports in connection with the Collateral as the Canadian Agent may reasonably request, in reasonable detail.

(f)                                    No Affecting the Security - It shall not do, permit or suffer to be done anything to adversely affect the ranking or validity of the Security.

ARTICLE 5

RIGHT TO DEAL

5.1          Grantor’s Rights before Default

Until the occurrence of an Event of Default and subject to the terms of this Agreement, the Grantor is entitled to deal with the Secured Property in the ordinary course of business, provided that, that no such action shall be taken which would impair the effectiveness of the Security Interests created by this Agreement or the value of the Secured Property or which would be inconsistent with or violate the provisions of this Agreement or any other written agreement between the Lender and the Grantor.

ARTICLE 6

DEFAULT

6.1          Default

The Grantor shall be in default under this Agreement upon the occurrence and continuance of any of the following events (each, an “Event of Default”):

(a)                                  Performance of Obligations - The Grantor defaults or fails to observe, in payment or performance of any of the Obligations;

(b)                            Covenant Default - The Grantor commits a breach of, or fails or neglects to observe, perform, or comply with any covenant, representation, warranty or any other provision in favour of the Lender;

(c)                                  Event of Default - If an Event of Default occurs and is continuing under the Credit Agreement.

6.2         Demand Obligations

The fact that this Agreement provides for Events of Default and rights of acceleration shall not derogate from the nature of any Obligation which is payable on demand.

ARTICLE 7

REMEDIES

7.1          Lender’s Rights and Remedies

If any Event of Default shall occur, all of the Obligations shall, at the Lender’s option, become immediately due and payable and the Lender may, in its discretion, proceed to enforce payment and performance of the Obligations and to exercise any or all of the rights and remedies contained in this Agreement, (including, without limitation, the signification and collection of the Grantor’s Accounts Receivable), or otherwise afforded by law, in equity or otherwise. The Lender shall have the right to enforce one or more remedies successively or concurrently in accordance with applicable law and the Lender expressly retains all rights and remedies not inconsistent with the provisions in this Agreement including all the rights it may have under the PPSA. Without limitation, the Lender may, upon the occurrence of any Event of Default that is continuing and to the extent permitted by applicable law:

(a)                                  Appointment of Receiver - Appoint by instrument in writing a receiver (which term shall include a receiver and manager or agent) of the Grantor and of all or any part of the Secured Property and remove or replace such receiver from time to time or may Institute proceedings in any court of competent jurisdiction for the appointment of a receiver. Any such receiver appointed by the Lender, with respect to responsibility for its acts, shall, to the extent permitted by applicable law, be deemed the agent of the Grantor and not of the Lender. Where the “Lender” is referred to in this Article the reference includes, where the context permits, any receiver so appointed and the officers, employees, servants or agents of such receiver;

(b)                                 Enter and Repossess - Immediately and without notice enter the Grantor’s premises and repossess, disable or remove the Secured Property;

(c)                                  Retain the Collateral - Retain and administer the Secured Property in the Lender’s sole and unfettered discretion, which discretion the Grantor acknowledges is commercially reasonable;

(d)                                 Dispose of the Collateral - Dispose of any Secured Property by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are waived by the Grantor to the extent permitted by law. The Lender may, to the extent permitted by law, at its discretion, establish the terms of such disposition, including, without limitation, terms and conditions as to credit, upset, reserve bid or price. All payments made pursuant to such dispositions shall be credited against the Obligations only as they are actually received. The Lender may, to the extent permitted by law, enter into, rescind or vary any contract for the disposition of any Secured Property and may dispose of any Secured Property again without being answerable for any related loss. Any such disposition may take place whether or not the Lender has taken possession of the Secured Property;

(e)                                  Foreclosure - Foreclose upon the Secured Property;

(f)                                    Power of Attorney - Upon the occurrence, and during the continuance of, an Event of Default, the Grantor constitutes and appoints the Lender from time to time, or any receiver appointed of the Grantor as provided for in this Agreement, the true and lawful attorney of the Grantor irrevocably with full power of substitution to do, make and execute all such documents, acts, matters or things with the right to use the name of the Grantor whenever and wherever it may be deemed necessary or expedient in connection with the exercise of its rights and remedies set forth in this Agreement. Without limitation, the Lender or its agent is authorized to sign any financing statements and similar forms which may be necessary or desirable to perfect the Security Interest in any jurisdiction on behalf of the Grantor. The Grantor declares that the irrevocable power of attorney granted in this Agreement, being coupled with an interest, is given for valuable consideration;

(g)                                 Securities -

(i)                                     Disposal - Without limiting the generality of Section 7.1(d), the Grantor acknowledges that when disposing of any Securities, the Lender may be unable to effect a public sale of any or all of the Securities, or to sell any or all of the securities as a control block sale at more than a stated premium to the “market price” of any shares, stock, instruments, warrants, bonds, debenture stock and other securities forming part of the Securities, by reason of certain prohibitions contained in the Securities Act (Ontario) and applicable laws of other jurisdictions, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Securities as principal and to comply with other resale restrictions provided for in the Securities Act (Ontario) and other applicable laws. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale or a control block sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Lender shall be under no obligation to delay a sale of any of the Securities for the period of time necessary to permit the issuer of such securities to qualify such Securities for public sale under the Securities Act (Ontario) or under applicable securities laws of other jurisdictions, even if the issuer would agree to do so, or to permit a prospective purchaser to make a formal offer to all or substantially all holders of any class of securities forming any part of the Securities;

(ii)                                  Exercise of Rights - Upon the occurrence, and during the continuance of, an Event of Default the Lender may elect by written notice to the Grantor and to an officer of the issuer of the Securities, that all or part of the rights of the Grantor in the Securities including, without limitation, the right to vote, give consents, waivers or ratifications and take other actions and receive dividends or other distributions, shall cease, and upon such election all such rights shall become vested in the Lender or as it may direct;

(iii)                               Registration - Require that the Securities be registered in the name of the Lender or as it may direct and the Lender may then, without notice, exercise any and all voting and corporate rights at any meeting of the issuers thereof and exercise any and all rights, privileges or options pertaining to the Securities as if it were the absolute owner, including without limitation, the right to exchange at its discretion, any and all of the Securities upon the issuer’s amalgamation, merger, consolidation, reorganization, recapitalization or other readjustment or upon the issuer’s exercise of any right, privilege or option pertaining to any of the Securities and to deposit and deliver any and all of the Secured Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine;

(h)                                 Collection of Accounts Receivable - Upon the occurrence, and during the continuance of, an Event of Default the Lender on its own account or through a receiver, receiver-manager or agent and whether alone or in conjunction with the exercise of all or any other remedies contemplated by this Agreement, shall have the right, at any time, to notify and direct Account Debtors to make all payments whatever to the Lender and the Lender shall have the right, at any time, to hold all amounts acquired from any Account Debtors and any Proceeds as part of the Secured Property. Upon such occurrence and during such continuance, any payments received by the Grantor shall be held by the Grantor in trust for the Lender in the same medium in which received, shall not be commingled with any assets of the Grantor and shall, at the request of the Lender be turned over to the Lender not later than the next business day following the day of their receipt;

(i)                                     Carry on Business - Carry on or concur in the carrying on of all or any part of the business of the Grantor and may, in any event, to the exclusion of all others, including the Grantor, enter upon, occupy and use all premises of or occupied or used by the Grantor and use any of the personal property (which shall include fixtures) of the Grantor for such time and such purposes as the Lender sees fit. The Lender shall not be liable to the Grantor for any neglect in so doing or in respect of any related rent, costs, charges, depreciation or damages;

(j)                                     Payment of Encumbrances - Pay any encumbrance, lien, claim or charge that may exist or be threatened against the Secured Property, and any amount so paid together with costs, charges and expenses incurred shall be added to the Obligations;

(k)                                  Payment of Deficiency - If the proceeds of realization are insufficient to pay all monetary Obligations, the Grantor shall forthwith pay or cause to be paid to the Lender any deficiency and the Lender may sue the Grantor to collect the amount of such deficiency; and

(l)                                     Dealing with Secured Property - Subject to applicable law, seize, collect, realize, borrow money on the security of, release to third parties, sell (by way of public or private sale), lease or otherwise deal with the Secured Property in such manner, upon such terms and conditions, at such time or times and place or places and for such consideration as may seem to the Lender advisable and without notice to the Grantor. The Lender may charge on its own behalf and pay to others sums for expenses incurred and for services rendered (expressly including without limitation, legal, consulting, broker, management, receivership and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Secured Property and may add all such sums to the Obligations.

7.2          Assemble the Secured Property

To assist the Lender in the implementation of such rights and remedies, the Grantor will, at its own risk and expense and immediately upon the Lender’s request, assemble and prepare for removal such items of the Secured Property as are selected by the Lender as shall, in the Lender’s sole judgment, have a value sufficient to cover all the Obligations.

7.3          Allocation of proceeds

All monies collected or received by the Lender in respect of the Secured Property may be held by the Lender and may be applied on account of such parts of the Obligations at the sole discretion of the Lender.

7.4          Waivers and Extensions

The Lender may waive default or any breach by the Grantor of any of the provisions contained in this Agreement. No waiver shall extend to a subsequent breach or default, whether or not the same as or similar to the breach or default waived and no act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of the Grantor or the rights of the Lender resulting therefrom. Any such waiver must be in writing and signed by the Lender to be effective.

The Lender may also grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release the Secured Property to third parties and otherwise deal with the Grantor’s guarantors or sureties and others and with the Secured Property and other securities as the Lender may see fit without prejudice to the liability of the Grantor to the Lender, or the Lender’s rights, remedies and powers under this Agreement. No extension of time, forbearance, indulgence or other accommodation now, heretofore or hereafter given by the Lender to the Grantor shall operate as a waiver, alteration or amendment of the rights of the Lender or otherwise preclude the Lender from enforcing such rights.

7.5          Remedies Cumulative and Waivers

For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lender under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or equity; and any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement shall not be deemed to be a waiver of, or to alter, affect or prejudice, any other right or remedy to which any one or more of the Lenders may be lawfully entitled for such default or breach. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or other matter contained in this Agreement and any indulgence granted, either expressly or by course of conduct by the Lender shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any right or remedy of the Lender under this Agreement as a result of any other default or breach under this Agreement.

7.6          Effect of Possession or Receiver

As soon as the Lender takes possession of any Secured Property or appoints a receiver, all powers, functions, rights and privileges of the Grantor and the directors and officers of the Grantor with respect to the Secured Property shall cease, unless specifically continued by the written consent of the Lender or the receiver.

7.7          Set-off or Compensation

In addition to and not in limitation of any rights granted now or after the date of this Agreement at law, upon the occurrence and during the continuance of an Event of Default, the Lender may at any time and from time to time without notice to the Grantor (it being expressly waived by the Grantor) to set-off and compensate and apply any and all deposits, general or special, term or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lender, or to appropriate any other properties or assets at any time held by the Lender, to or for the credit of or the account of the Grantor, against and on account of the Obligations, even if any of them are contingent or unmatured.

7.8          Limitation of Liability

The Lender shall not be liable or accountable:

(a)                                  by reason of any entry into or taking possession of all or any of the Secured Property, to account as mortgagee in possession or for anything except actual receipts, or for any loss on realization or any act or omission for which a secured party in possession might be liable; or

(b)                                 for any failure to exercise its remedies, take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Secured Property and shall not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Lender, the Grantor or any other person in respect of same.

The Lender shall not by virtue of these presents be deemed to be a mortgagee in possession of the Secured Property. The Grantor releases and discharges the Lender and the receiver from every claim of every nature, whether sounding in damages or not, which may arise or be caused to the Grantor or any person claiming through or under the Grantor by reason or as a result of anything done by the Lender or any successor or assign claiming through or under the Lender or the receiver under the provisions of this Agreement unless such claim be the result of dishonesty or gross neglect.

ARTICLE 8

GENERAL

8.1          Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile:

(a)	in the case of a Notice to the Grantor at:

280 Attwell Drive, Etobicoke, Ontario

	Attention:	David Luinenburg, Vice President Finance
	Fax:	416-798-8687

(b)	in the case of a Notice to the Lender at:

100 King Street West, 21st floor, First Canadian Place Toronto, Ontario MSX 1A1

	Attention:	Barbara J. Cox, Senior Counsel
	Fax:	(416) 867-7191

Any Notice delivered or transmitted to a party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any party may, from time to time, change its address by giving Notice to the other party in accordance with the provisions of this Section.

8.2          Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing by the party to be bound.

8.3          Enurement

This Agreement shall be binding on the Grantor, and its successors (including any successor by reason of amalgamation), and permitted assigns and enure to the benefit of the Lender and its successors (including any successor by reason of amalgamation) and assigns.

8.4          Further Assurances

The Grantor shall at all times do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and shall provide such further documents or instruments required by the Lender as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting the Security Interest and the priority accorded to them by law or under this Agreement.

8.5          Execution and Delivery

This Agreement may be executed by the parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

The Grantor acknowledges receiving a copy of this Agreement, and further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

8.6          Security Interests Effective Immediately

Neither the execution of, nor any filing with respect to, this Agreement shall obligate the Lender to make any advance or loan or further advance, or bind the Lender to grant or extend any credit to the Grantor, but the Security Interests shall take effect forthwith upon the execution of this Agreement by the Grantor.

8.7          Statutory Waivers

To the fullest extent permitted by law, the Grantor waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the powers, rights or remedies of a Lender or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

8.8          Reasonableness

The Grantor acknowledges that the provisions of this Agreement and, in particular, those respecting rights, remedies and powers of the Lender and any receiver against the Grantor, its business and any Secured Property upon the occurrence of an Event of Default, are commercially reasonable and not manifestly unreasonable.

8.9          Discharge

Upon payment and performance by the Grantor of the Obligations, the Lender shall upon request in writing by the Grantor deliver up this Agreement to the Grantor and shall at the expense of the Grantor cancel and discharge the Security Interests and execute and deliver to the Grantor such documents as shall be requisite to discharge the Security Interests.

IN WITNESS OF WHICH the Grantor has duly executed this Agreement.

ALAMO RENT-A-CAR (CANADA), INC.

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Executive Vice President and Chief Financial Officer

I have authority to bind the Corporation.